UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

Sports Entertainment Gaming Global Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 9, 2026, Sports Entertainment Gaming Global Corproation. (the “Company” or “SEGG Media”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting that was conducted virtually, holders of the common stock as of the record date of January 15, 2026 (the “Record Date”) were entitled to receive notice and vote at the meeting, which was held at https://www.cstproxy.com/lottery/2026 at 10:00 a.m. Eastern Time. The Inspector of Election certified that as of the Record Date, there were 8,850,518 shares of Common Stock entitled to vote. The total number of shares voted in person or by proxy were 3,979,239 – 44.96%, which were cast as follows:

Proposal 1: PROPOSAL WITHDRAWN – NO VOTE REQUIRED. The proposal to amend the Company’s Articles of Incorporation (as previously amended and restated) for the purpose of restating the Certificate of Incorporation to change the Company’s name from “Lottery.com Inc.” to “Sports Entertainment Gaming Global Corporation” has been withdrawn. Pursuant to Sections 242 (a)(1) and (d)(1) of Delaware General Corporation Law, no meeting or vote of shareholders is required to adopt a change of the corporation’s name. Accordingly, on January 27, 2026, the Company filed its application with the Delaware Division of Corporations to officially change its name to Sports Entertainment Gaming Global Corporation. The Delaware Division of Corporations accepted the application for name change and the Company’s legal name was changed as described herein, effective as of January 27, 2026.

Proposal No. 2 – To elect one nominee for Class III director named in the accompanying proxy statement to serve until the 2028 annual meeting of stockholders and until their successor is duly elected and qualified

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,979,239	0	0	—

Proposal No. 3 – To ratify the appointment by the audit committee of our board of directors of Boladale Lawal & Co. as our independent registered as public accounting firm for the year ending December 31, 2025 and quarterly reviews of our financial statements for 2026

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,979,239	0	0	—

Proposal No. 4 – To approve the potential issuance of shares of our common stock, par value $0.001 per share (the “common stock”) and warrants to purchase shares of our common stock (the “warrants”) that may result in a change of control of the Company and in an amount that, in certain circumstances, may be equal to or exceed 20% of our common stock outstanding for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) (the “Nasdaq Exchange Cap Proposal”)

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,979,239	0	0	—

Proposal No. 5 – To approve, if required, one or more amendments to the Company’s Articles of Incorporation (as amended and restated from time to time) and to authorize the Company’s Board of Directors to effect one or more forward stock splits of our common stock (“Forward Stock Splits”, each a “Forward Stock Split”), par value $0.001 per share (the “Common Stock”) at a ratio in the range of two-for-one to thirty-for-one of our Common Stock, with the number of Forward Stock Splits and the exact ratio of each Forward Stock Split to be determined at the discretion of the Company’s Board of Directors and with each such Forward Stock Split to be effected at such time and date, if at all, as determined by the Company’s Board of Directors at its sole discretion (the “Forward Stock Split(s) Proposal”)

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,979,239	0	0	—

Proposal No. 6– To approve, if required, one or more amendments to the Company’s Articles of Incorporation (as amended and restated from time to time) and to authorize the Company’s Board of Directors to effect one or more reverse stock splits of our common stock (“Reverse Stock Splits”, each a “Reverse Stock Split”), par value $0.001 per share (the “Common Stock”) at a ratio in the range of one-for-two to one-for-thirty of our Common Stock, with the number of Reverse Stock Splits and the exact ratio of each Reverse Stock Split to be determined at the discretion of the Company’s Board of Directors and with each such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Company’s Board of Directors at its sole discretion (the “Reverse Stock Split(s) Proposal”)

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,979,239	0	0	—

Proposal No. 7– To approve an amendment to the Company’s 2021 Incentive Plan to increase the number of shares reserved for issuance thereunder to 3,750,000 shares (the “Incentive Plan Amendment Proposal”).

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,979,239	0	0	—

Proposal No. 8– To approve, on an advisory basis, a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal.

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,979,239	0	0	—

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Oath of Inspector of Elections
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Entertainment Gaming Global Corporation.

	By:	/s/ Robert J. Stubblefield
	Name:	Robert J. Stubblefield
	Title:	Interim Chief Executive Officer
DATE
February 9, 2026